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                                  EXHIBIT 99.1

                                 REVOCABLE PROXY

                   GREENVILLE COMMUNITY FINANCIAL CORPORATION

                         SPECIAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints ____________________ and ____________________, or either of them, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Greenville Community Financial Corporation ("GCFC") that the undersigned is entitled to vote at GCFC's Special Meeting of Shareholders (the "Meeting"), to be held on _______________, 2007, at _____ a.m., local time, located at the ________________________________________________, Greenville, Michigan, and any
and all adjournments and postponements thereof.

      The undersigned acknowledges receipt from GCFC, prior to the execution of this proxy, of Notice of the Special Meeting and a Proxy Statement Prospectus.

                 (Continued and to be signed on following page)

                                 Exhibit 99.1 - 1
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GREENVILLE COMMUNITY FINANCIAL CORPORATION

      1. Approval of the Agreement and Plan of Merger, dated as of August 21, 2007, and as amended on September 24, 2007 (the "Merger Agreement"), by and between Greenville Community Financial Corporation and IBT Bancorp, Inc.

      [ ] For [ ] Against [ ] Abstain

      The Board of Directors recommends a vote "FOR" approval of the Merger Agreement.

      2. In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournment or postponements of the meeting, including without limitation, a motion to adjourn the special meeting to another time or place.

      THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                                Dated:____________________________________

                                Print Name:_______________________________

                                Signature:________________________________

                                Print Name:_______________________________

                                Signature:________________________________

                                Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                                YOUR VOTE IS IMPORTANT!

                                PLEASE PROMPTLY COMPLETE, SIGN AND MAIL THIS
                                PROXY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE

                                 Exhibit 99.1 - 2